Exhibit 99.1

Intuitive Surgical Announces the promotion of Dr. Gary Guthart to Chief Operating Officer

SUNNYVALE, CALIF. February 9, 2006 - Intuitive Surgical, Inc. (NASDAQ: ISRG), the industry leader in surgical robotics, today announced the promotion of Dr. Gary Guthart to the role of Chief Operating Officer. Dr. Guthart, 40, will lead Intuitive's research, product design, manufacturing, regulatory and IT operations. Most recently, Dr. Guthart served as Intuitive's Senior Vice President of Product Operations.

"I'm delighted to announce Gary's appointment to Chief Operating Officer," said Lonnie Smith, CEO. "Gary has demonstrated operational strength, strategic vision and a passion for driving innovation. Since joining Intuitive, he has been a major contributor to our success and has demonstrated extraordinary leadership. I look forward to his continued contributions in realizing the growth opportunities ahead of us."

Dr. Guthart joined Intuitive Surgical, Inc. in April 1996 and became Vice President, Engineering in November 1999. He was promoted to Senior Vice President, Product Operations in January 2002. Previously, Dr. Guthart was part of the core team developing foundation technology for computer enhanced-surgery at SRI International (formally Stanford Research Institute). While at SRI, he also developed technologies for vibration and acoustic control of large-scale systems. Dr. Guthart holds degrees in engineering from California Institute of Technology and University of California, Berkeley.

About Intuitive’s Products:
The da Vinci® Surgical System consists of a surgeon’s viewing and control console having an integrated, high-performance InSite® 3-D vision system, a patient-side cart consisting of three or four robotic arms that position and precisely maneuver endoscopic instruments and an endoscope, and a variety of articulating EndoWrist® Instruments. By integrating computer-enhanced technology with surgeons’ technical skills, Intuitive believes that its system enables surgeons to perform better surgery in a manner never before experienced. The da Vinci® Surgical System seamlessly and directly translates the surgeon’s natural hand, wrist and finger movements on instrument controls at the surgeon’s console outside the patient’s body into corresponding micro-movements of the instrument tips positioned inside the patient through small puncture incisions, or ports.

The Aesop® Endoscope Positioner is a voice-activated robotic arm that automates the critical task of endoscope positioning, providing the surgeon with direct control over a smooth, precise and stable view of the internal surgical field.

The Hermes® Control Center is a centralized system designed to voice control a series of networked "smart" medical devices.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including the following: timing and success of product development and market acceptance of developed products; regulatory approvals, clearances and restrictions; guidelines and recommendations in the health care and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which Intuitive Surgical operates; and unanticipated manufacturing disruptions, delays in regulatory approvals of new manufacturing facilities or the inability to meet demand for products. Words such as "estimate," "project," "plan," "intend," "expect," "anticipate," "believe" and similar expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Intuitive®, da Vinci®, InSite®, EndoWrist®, Hermes®, and Aesop® are registered trademarks of Intuitive Surgical, Inc.